UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2025

DALLASNEWS CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number: 1-33741

Texas	38-3765318
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P. O. Box 224866, Dallas, Texas 75222-4866	(214) 977-8869
(Address of principal executive offices, including zip code)	(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Series A Common Stock, $0.01 par value	DALN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Merger Agreement

On July 27, 2025, DallasNews Corporation, a Texas corporation (the “Company”), entered into the First Amendment (the “Merger Agreement Amendment”) to the Agreement and Plan of Merger, dated as of July 9, 2025 (the “Original Merger Agreement,” and as amended by the Merger Agreement Amendment, the “Merger Agreement”), with Hearst Media West, LLC, a Delaware limited liability company (“Parent”), Destiny Merger Sub, Inc., a Texas corporation and wholly owned subsidiary of Parent (“Merger Sub”), and, solely for the purposes specified therein, Hearst Communications, Inc., a Delaware corporation and the indirect owner of all of the outstanding equity of each of Parent and Merger Sub. Capitalized terms used and not otherwise defined herein have the meanings set forth in the Original Merger Agreement, which was previously filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on July 10, 2025.

Pursuant to the Merger Agreement Amendment, the Per Share Price was increased from $14.00 in cash, without interest, to $15.00 in cash, without interest.

As previously disclosed, the merger of Merger Sub with and into the Company (the “Merger”) is subject to various closing conditions, including, among others, that the Company has Net Cash of not less than $20,000,000 as of the Effective Time. Pursuant to the Merger Agreement Amendment, all reasonable fees and expenses of legal counsel incurred or accrued by the Company or its subsidiaries as of immediately prior to the Effective Time in connection with or as a result of the following items will be excluded from the calculation of “Transaction Expenses” and, as a result, will not impact the calculation of the Company’s Net Cash as of the Effective Time: (i) actions taken in response to any unsolicited Acquisition Proposal received by the Company following July 9, 2025, including but not limited to adoption and implementation of the Rights Agreement (as defined below) and the transactions contemplated thereby; (ii) any transaction litigation asserted against the Company, its subsidiaries or certain related parties by the person (or any affiliate thereof) who has submitted such Acquisition Proposal; or (iii) any legal proceeding asserted against the Company, its subsidiaries or such related parties relating to actions taken by them in response to such Acquisition Proposal, including adoption and implementation of the Rights Agreement and the transactions contemplated thereby. The Merger Agreement Amendment also implements various changes to reflect the adoption of the Rights Agreement.

All other terms of the Original Merger Agreement remain the same and in full force and effect as originally executed.

The foregoing description of the Merger Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement Amendment, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Adoption of Rights Agreement

On July 27, 2025, the Board of Directors of the Company (the “Board”) unanimously approved, and the Company entered into, a Rights Agreement (the “Rights Agreement”) with Computershare Inc., as rights agent (the “Rights Agent”), and the Board declared a dividend distribution of one right (each, a “Right” and, together with all such rights distributed or issued pursuant to the Rights Agreement, the “Rights”) for each share of Series A Common Stock, par value $0.01 per share, of the Company (the “Series A Common Stock”) and each share of Series B Common Stock, par value $0.01 per share, of the Company (the “Series B Common Stock” and, together with the Series A Common Stock, the “Common Stock”) outstanding to shareholders of record at the close of business on August 7, 2025 (the “Record Date”).

The following is a summary description of the Rights and the Rights Agreement. This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement.

Issuance of Rights

Each holder of Common Stock as of the Record Date will receive a dividend of one Right per share of Common Stock. One Right will also be issued together with each share of Common Stock issued by the Company after the Record Date and prior to the Distribution Date (as defined below) and, in certain circumstances, after the Distribution Date. New certificates for Common Stock issued after the Record Date will contain a notation incorporating the Rights Agreement by reference.

Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (each whole share, a share of “Preferred Stock”) at a purchase price of $90.00 (such purchase price, as may be adjusted, the “Purchase Price”). This portion of a share of Preferred Stock would give the holder thereof approximately the same dividend, voting, and liquidation rights as would one share of Series A Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

Until the Distribution Date, the Rights will not be exercisable; the Rights will be evidenced by the certificates for Common Stock (or, in the case of book entry shares, by notation in book entry) and not by separate rights certificates; and the Rights will be transferable by, and only in connection with, the transfer of Common Stock.

Distribution Date; Beneficial Ownership

The Rights are not exercisable until the Distribution Date. As of and after the Distribution Date, the Rights will separate from the Common Stock and each Right will become exercisable.

The “Distribution Date” is the earlier of (i) ten days following a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 10% (20% in the case of a 13G Investor (as defined in the Rights Agreement)) or more of the Series A Common Stock then outstanding (or, in the case of a person that had beneficial ownership of 10% (20% in the case of a 13G Investor) or more of the outstanding Series A Common Stock on the date the Rights Agreement is publicly announced, by obtaining beneficial ownership of one or more shares of Common Stock) other than as a result of repurchases of Common Stock by the Company or certain inadvertent acquisitions; and (ii) ten business days (or such later date as the Board shall determine prior to the time a person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer by or on behalf of any person (other than the Company and certain related entities) that, if completed, would result in such person becoming an Acquiring Person.

A person will be deemed to “beneficially own” any Common Stock if such person or any affiliated or associated person of such person (i) is considered a “beneficial owner” of the Common Stock under Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of the Rights Agreement; (ii) has the right to acquire the Common Stock, either immediately or in the future, pursuant to any agreement, arrangement or understanding (other than a customary underwriting agreement relating to a bona fide public offering of the Common Stock) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, except that a person will not be deemed to be a beneficial owner of (a) securities tendered pursuant to a tender offer or exchange offer by or on behalf of such person or any affiliated or associated persons of such person until the tendered securities are accepted for purchase or exchange, (b) securities issuable upon exercise of a Right before the occurrence of a Triggering Event (as defined below), or (c) securities issuable upon exercise of a Right after the occurrence of a Triggering Event if the Rights are originally issued Rights or were issued in connection with an adjustment to originally issued Rights; (iii) has the right to vote or dispose of the Common Stock pursuant to any agreement, arrangement, or understanding (other than a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D); or (iv) has an agreement, arrangement, or understanding with another person who beneficially owns Common Stock and the agreement, arrangement, or understanding is for the purpose of acquiring, holding, voting, or disposing of any securities of the Company (other than customary underwriting agreements relating to a bona fide public offering of Common Stock or a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D).

Certain synthetic interests in securities created by derivative positions are treated as beneficial ownership of the number of shares of Common Stock equivalent to the notional or other number of shares of Common Stock in respect of such derivative position (without regard to any short or similar position).

Issuance of Rights Certificates

As soon as practicable after the Distribution Date, the Rights Agent will mail rights certificates to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate rights certificates alone will evidence the Rights.

Expiration of Rights

The Rights will expire on the earliest of (i) 5:00 p.m., New York City time, on July 26, 2026; (ii) the time at which the Rights are redeemed (as described below); (iii) immediately prior to the closing of any merger or other acquisition transaction (including the Merger) involving the Company pursuant to an agreement of the type described in Section 13(d) of the Rights Agreement (including the Merger Agreement); and (iv) the time at which the Rights are exchanged in full (as described below) (the earliest of (i), (ii), (iii) and (iv) being herein referred to as the “Expiration Date”).

Change of Exercise of Rights Following Certain Events

The events described below are referred to as “Triggering Events.”

Flip-In Events

In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to purchase, upon exercise and at the Purchase Price, the number of shares of Series A Common Stock (in the case of a Right that prior to the Distribution Date was evidenced by a certificate for Series A Common Stock or a book entry share of Series A Common Stock) or shares of Series B Common Stock (in the case of a Right that prior to the Distribution Date was evidenced by a certificate for Series B Common Stock or a book entry share of Series B Common Stock) (or, in certain circumstances, other securities, cash, or other assets of the Company), equal to the Purchase Price divided by 50% of the then-current market price. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void.

For example, at a purchase price of $90.00 per Right and assuming a then current market price of $15.00, following the occurrence of a person becoming an Acquiring Person, each Right not owned by the Acquiring Person (or by certain related parties) would entitle its holder to purchase twelve (12) additional shares of Series A Common Stock (in the case of a Right that prior to the Distribution Date was evidenced by a certificate for Series A Common Stock or a book entry share of Series A Common Stock) or Series B Common Stock (in the case of a Right that prior to the Distribution Date was evidenced by a certificate for Series B Common Stock or a book entry share of Series B Common Stock) (or other consideration, as noted above).

Flip-Over Events

In the event that, unless previously approved by the Board, at any time after a person has become an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation or other entity, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the Common Stock of the Company are changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price.

Redemption

At any time prior to the earlier of (a) a person becoming an Acquiring Person and (b) the Expiration Date (as defined in the Rights Agreement), the Board may direct the Company to redeem the Rights in whole, but not in part, at a price of $0.001 per Right (payable in cash, Series A Common Stock (in the case of a Right that prior to the Distribution Date was evidenced by a certificate for Series A Common Stock or a book entry share of Series A Common Stock),

Series B Common Stock (in the case of a Right that prior to the Distribution Date was evidenced by a certificate for Series B Common Stock or a book entry share of Series B Common Stock) or other consideration deemed appropriate by the Board). Immediately upon the action of the Board directing the Company to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.001 redemption price.

Exchange of Rights

At any time after a person becomes an Acquiring Person but before any person acquires beneficial ownership of 50% or more of the voting power of the outstanding shares of Common Stock, the Board may direct the Company to exchange the Rights (other than Rights owned by such person or certain related parties, which will have become null and void), in whole or in part, at an exchange ratio of one share of Series A Common Stock (in the case of a Right that prior to the Distribution Date was evidenced by a certificate for Series A Common Stock or a book entry share of Series A Common Stock) or Series B Common Stock (in the case of a Right that prior to the Distribution Date was evidenced by a certificate for Series B Common Stock or a book entry share of Series B Common Stock) per Right (subject to adjustment). The Company may substitute shares of Preferred Stock (or shares of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) for Common Stock at an initial rate of one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) per share of Common Stock. Immediately upon the action of the Board directing the Company to exchange the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Series A Common Stock (in the case of a Right that prior to the Distribution Date was evidenced by a certificate for Series A Common Stock or a book entry share of Series A Common Stock) or Series B Common Stock (in the case of a Right that prior to the Distribution Date was evidenced by a certificate for Series B Common Stock or a book entry share of Series B Common Stock) (or one one-thousandth of a share of Preferred Stock or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) equal to the number of Rights held by such holder multiplied by the exchange ratio.

Adjustments to Prevent Dilution; Fractional Shares

The Board may adjust the Purchase Price, the number of shares of Preferred Stock or other securities or assets issuable upon exercise of a Right, and the number of Rights outstanding to prevent dilution that may occur (a) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Stock, (b) in the event of a stock dividend on, or a subdivision or combination of, the Common Stock, (c) if holders of the Preferred Stock are granted certain rights, options, or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (d) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock), and in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

No Shareholder Rights Prior to Exercise; Tax Considerations

Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common shares of the acquiring company or in the event of the redemption of the Rights as set forth above.

Amendment of Rights Agreement

The Company, by action of the Board, may supplement or amend any provision of the Rights Agreement in any respect without the approval of any registered holder of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with other provisions of the Rights Agreement, (c) shorten or lengthen any time period under the Rights

Agreement, or (d) otherwise change, amend, or supplement any provisions of the Rights Agreement in any manner that the Company deems necessary or desirable; provided, however, that no supplement or amendment made after a person becomes an Acquiring Person shall adversely affect the interests of the registered holders of rights certificates (other than an Acquiring Person or any affiliated or associated person of an Acquiring Person or certain of their transferees) or shall cause the Rights Agreement to become amendable other than in accordance with the amendment provision contained therein. Without limiting the foregoing, the Company may at any time before any person becomes an Acquiring Person amend the Rights Agreements to make provisions of the Rights Agreement inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of the Rights Agreement as they may apply with respect to any such transaction.

Exception for Merger Agreement

The Rights Agreement provides that neither the execution, delivery or performance of the Merger Agreement, as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof, nor the consummation of the transactions contemplated by the Merger Agreement (including the Merger) may be deemed to result in a Stock Acquisition Date or a Distribution Date or the separation of the Rights from the Common Stock and, for the avoidance of doubt, the Rights Agreement and the Rights shall be deemed terminated immediately prior to the consummation of the Merger in accordance with the terms and subject to the conditions set forth in the Merger Agreement. Further, Parent, Merger Sub, the Supporting Shareholders (as defined in the Rights Agreement) and their respective affiliates and associates will not be Acquiring Persons as a result of the execution, delivery or performance of or the consummation of the transactions contemplated by the Merger Agreement or the Voting and Support Agreement (as defined in the Rights Agreement).

The foregoing description of the Rights Agreement and the Rights does not purport to be complete and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 3.03.	Material Modifications of Rights of Security Holders

The disclosure contained under the heading “Adoption of Rights Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board approved a Statement of Resolutions of Series A Junior Participating Preferred Stock of the Company (the “Statement of Resolutions”). The Statement of Resolutions will be filed with the Secretary of State of the State of Texas and will become effective upon filing. The description of the Preferred Stock contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The shares of Preferred Stock are not redeemable. Each share of Preferred Stock is entitled to receive, when, as and if declared by the Board out of funds legally available for the purpose, quarterly dividends payable in cash on the last day of March, June, September and December in each year (each such date being referred to herein as a “Quarterly Dividend Payment Date”), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) ten dollars ($10.00) or (b) subject to the provision for adjustment hereinafter set forth, one thousand (1,000) times the aggregate per share amount of all cash dividends, and one thousand (1,000) times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Preferred Stock. In the event the Company shall at any time after July 27, 2025 (the “Rights Declaration Date”) (i) declare any dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Preferred Stock were entitled immediately prior to such event under clause (b) of the immediately preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

The foregoing description of the Statement of Resolutions and the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the full text of the Statement of Resolutions, a copy of which is filed as Exhibit 3.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events

As previously disclosed, on July 22, 2025, the Company received an unsolicited, non-binding proposal from MNG Enterprises, Inc., an affiliate of Alden Global Capital LLC, to acquire all of the issued and outstanding shares of Common Stock at a price of $16.50 per share in cash (the “MNG Proposal”). On July 28, 2025, the Company issued a press release announcing (i) the Board’s rejection of the MNG Proposal and related determination that the MNG Proposal does not constitute a Superior Proposal (as defined in the Merger Agreement) and is not reasonably likely to lead to a Superior Proposal, (ii) the Company’s entry into the Merger Agreement Amendment, (iii) the Board’s reaffirmation of its recommendation that the shareholders of the Company vote to approve the Merger Agreement, and (iv) the adoption of the Rights Agreement and the declaration of the dividend of Rights. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. These statements are based on current expectations, estimates and projections about, among other things, the industry and markets in which the Company operates and the transactions described in this communication. Words such as “anticipate,” “assume,” “believe,” “can,” “could,” “estimate,” “forecast,” “intend,” “expect,” “may,” “project,” “plan,” “seek,” “should,” “target,” “will,” “would” and their opposites and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from those set forth in forward-looking statements. While the Company’s management believes the assumptions underlying its forward-looking statements and information are reasonable, such information is necessarily subject to uncertainties and may involve certain risks, many of which are difficult to predict and are beyond the control of the Company’s management. These risks include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger Agreement or the adoption of the Rights Agreement; (iii) the inability to complete the proposed Merger due to the failure to obtain the requisite approval of the Company’s shareholders or the failure to satisfy other conditions to completion of the Merger; (iv) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (v) the impact, if any, of the announcement or pendency of the Merger on the Company’s relationships with customers or other commercial partners; (vi) the amount of the costs, fees, expenses and charges related to the Merger and the Rights Agreement; (vii) the ability of the Rights Agreement to protect shareholders’ interests and to effectively ensure that the Board has sufficient time to make informed judgments that are in the best interests of the Company and its shareholders; and (viii) other risks described in the Company’s public disclosures and filings with the SEC. All forward-looking statements speak only as of the date of this communication or, in the case of any document incorporated by reference, the date of that document. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are qualified by the cautionary statements in this section. We undertake no obligation to update or publicly release any revisions to forward-looking statements to reflect events, circumstances or changes in expectations after the date of this Current Report on Form 8-K.

Additional Information and Where to Find It

This Current Report on Form 8-K is being filed in connection with the proposed Merger. In connection with the proposed transaction, the Company plans to file a proxy statement with the SEC. This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or with respect to the proposed transaction. SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT CAREFULLY AND IN ITS ENTIRETY IF AND WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. In addition, if and when available, the proxy statement and the documents incorporated therein by reference will be available free of charge at the SEC’s website, www.sec.gov. If and when available, the proxy statement and the documents incorporated therein by reference also may be obtained for free at the Company’s website, dallasnewscorporation.com, or by contacting the Company at (214) 977-8869.

Participants in the Solicitation

The Company and its directors and officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is included in its proxy statement for its 2025 annual meeting of shareholders, which was filed with the SEC on March 26, 2025, and will be included in the proxy statement relating to the proposed transaction, if and when it becomes available.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1	First Amendment dated as of July 27, 2025, to Agreement and Plan of Merger, dated as of July 9, 2025, by and among DallasNews Corporation, Hearst Media West, LLC, Destiny Merger Sub, Inc., and, solely for purposes of certain guaranty provisions set forth therein, Hearst Communications, Inc.

3.1	Statement of Resolutions of Series A Junior Participating Preferred Stock of DallasNews Corporation

4.1	Rights Agreement, dated as of July 27, 2025, by and between DallasNews Corporation and Computershare Inc., as Rights Agent (which includes the Form of Rights Certificate attached as Exhibit B thereto)

99.1	Press Release, dated July 28, 2025, issued by DallasNews Corporation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 28, 2025	DALLASNEWS CORPORATION

	By:	/s/ Katy Murray
Katy Murray
President